UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2014

PHARMERICA CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33380	87-0792558

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 Campus Place
Louisville, Kentucky 40299
(Address of principal executive offices) (Zip Code)

(502) 627-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

Item 8.01 below is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On September 10, 2014, PharMerica Corporation (the "Company") issued a press release announcing the completion of an acquisition, changes to its 2014 earnings guidance, and comments on the AmerisourceBergen contract.

The information in this Item 7.01 is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

Item 8.01 Other Events.

On September 9, 2014, the Company provided notice to AmerisourceBergen Drug Corporation (“Amerisource”), the Company’s wholesale supplier of pharmaceutical products, of Amerisource’s breaches of its obligations under the Amended and Restated Prime Vendor Agreement, as amended (the “Prime Vendor Agreement”), between the Company and Amerisource.

On September 9, 2014, the Company received notice from Amerisource of Amerisource’s claim that the Company has breached its obligations under the Prime Vendor Agreement. Amerisource also notified the Company that if it does not cure the alleged breaches within thirty days then Amerisource will exercise its rights to terminate certain sections of the Prime Vendor Agreement.

On September 10, 2014, the Company commenced litigation against Amerisource in the Jefferson County Circuit Court of Kentucky. The litigation alleges breach of contract and seeks a declaratory judgment from the Court to compel Amerisource to comply with its contractual obligations. The Company is confident in the merits of its case and believes the facts clearly support its position.

On September 10, 2014, Amerisource commenced litigation against the Company and its subsidiary, ChemRx Pharmacy Services, LLC, in the Court of Chancery of the State of Delaware. The litigation alleges breach of contract and seeks a declaratory judgment from the Court that Amerisource does not owe certain payments to the Company. The Company is still reviewing the allegations in the litigation, however the Corporation intends to vigorously defend itself against these allegations.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document

99.1	Press Release of the Company dated September 10, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMERICA CORPORATION

Date: September 12, 2014	By:	/s/ Thomas A. Caneris
Thomas A. Caneris

Senior Vice President, General Counsel, Chief
Compliance Officer, and Secretary

EXHIBIT INDEX

Exhibit No.	Document

99.1	Press Release of the Company dated September 10, 2014.